EXHIBIT 10.13

CapitalSouth Bancorp

STOCK OPTION AGREEMENT

PURSUANT TO THE 2005 STOCK INCENTIVE PLAN

These securities have not been registered under the Securities Act of 1933 (the “Act”) or the securities laws of any state, and they or any interest therein may not be offered, sold, transferred, assigned, pledged or otherwise disposed of in whole or in part, in such a manner as to violate the registration requirements of the Act or any applicable state securities laws, and (a) without the issuer having received (i) prior written notice from the holder of the holder’s intention to make such offer, sale, transfer, assignment, pledge or other disposition, and (ii) an opinion of counsel that such offer, sale, transfer, assignment, pledge or other disposition will not (A) result in the issuer being subjected to any additional regulatory requirements, or (B) violate applicable law or the certificate of incorporation of the issuer; and (b) without the holder having received the prior written consent of the issuer to such offer, sale, transfer, assignment, pledge or other disposition.

THIS STOCK OPTION AGREEMENT (this “Agreement”) is made and entered into as of the ___ day of November, 2005, by and between CAPITALSOUTH BANCORP (formerly known as Financial Investors of the South, Inc.), a Delaware corporation (the “Company”), and _____________________________ (the “Optionee”), pursuant to the 2005 Stock Incentive Plan (the “Plan”) of the Company. Capitalized terms not defined herein shall have the meanings set forth in the Plan.

The Company is the owner of 100% of the capital stock of CapitalSouth Bank, an Alabama banking corporation, and of Capital Bank, an Alabama banking corporation. The Board of Directors of the Company has determined that it would be to the advantage and in the best interests of the Company and its stockholders to grant the option provided for in this Agreement to the Optionee in recognition of past services rendered by the Optionee to the Company and to give the Optionee additional incentive in furthering the business success of the Company.

In consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. The option rights granted herein are in all respects subject to, and shall be governed and determined by, the provisions set forth in the Plan and to any rules which might be adopted by the Committee with respect thereto to the same extent and with the same effect as if set forth fully herein.

2. The Company does hereby grant unto the Optionee the right and option, in the form of an Incentive Stock Option (ISO) intended to qualify under Section 422A of the Internal Revenue Code [OR Non-statutory Stock Option], to purchase from the Company ______ Thousand (            ) Shares of the Company’s common stock, par value $1.00 per share (the “Option”), from authorized but unissued Shares of the Company or Shares held in the treasury of the Company (to be determined in the discretion of the Company), at and for a purchase price of $____ per share (the “Exercise Price”), which has been determined by the Committee to be the Fair Market Value of a Share of the Company’s stock as of the date hereof.

3. The Option shall be exercised by (i) written notice delivered to the Company of the Optionee’s intent to exercise the Option, which notice shall specify the number of Shares then being exercised [for non-employee options, add: the person in whose name the stock certificate or certificates for such Shares of stock is to be registered, such person’s address and the social security number or tax identification number of such person]; and (ii) the payment in full to the Company of an amount equal to the Exercise Price multiplied by the number of

Shares then being purchased. The Option price shall be payable in full in cash or its equivalent at the time of the exercise of the Option.

4. Subject to paragraph 7, the Option may be exercised and Shares may be purchased by the Optionee as the result of such exercise commencing on the date hereof and ending on the earlier to occur of (the “Time of Expiration”): (i) the date all of the Shares subject to the Option are purchased pursuant to the terms of this Agreement; or (ii) 5:00 p.m. Birmingham, Alabama time, November ____, 2015 [insert the date before 10th anniversary of this Agreement or earlier date].

5. In case of any exercise of the Option, this Agreement, accompanied by payment of the full purchase price for the Shares then being purchased, shall be surrendered to the Company. The Company will thereupon cause to be issued and delivered to the Optionee, as soon as reasonably may be done in accordance with the terms of the Plan, a certificate or certificates, representing the Shares so purchased and fully paid for. In the event of a partial exercise, the Company will endorse on this Agreement the fact that the Option has been partially exercised on such date and the extent of such exercise.

6. The Optionee may not exercise any of the option rights granted herein unless at all times during the period beginning on the date hereof and ending on the date of exercise the Optionee was a full-time employee of the Company, subject to the following:

(a) if the employment of the Optionee has been terminated solely on account of Disability or death of the Optionee, then the Option may be exercised by the Optionee, the Optionee’s legal representative in the event of the Disability of the Optionee, or the executor, administrator, or personal representative of the estate of the Optionee, or the person or persons to whom the Option has been validly transferred by such executor or administrator pursuant to will or the laws of descent and distribution in the event of death (as the case may be), in the manner prescribed herein before the Time of Expiration and within one (1) year after the effective date of the termination of the Optionee’s employment; and

(b) if Optionee retires from employment (in accordance with the terms of the Company’s then-current retirement program), his or her Options hereunder shall be exercisable in the manner prescribed herein before the Time of Expiration and within ninety days after the effective date of resignation of Optionee.

7. Notwithstanding anything else to the contrary contained herein, any Shares issued pursuant to the exercise of an Option hereunder (other than those sold by Optionee in connection with a broker-assisted cashless exercise transaction) shall be immediately forfeited and returned to the Company in the event that either (i) the Optionee resigns employment from the Company (including its affiliates), or (ii) is terminated from employment by the Company (or its affiliates) “for cause”, in each case within 180 days after the exercise of such Option hereunder (the “Forfeiture Period”). Upon such forfeiture, the Exercise Price, if any, paid in cash or its equivalent by the Optionee shall be repaid (other than the exercise price attributable to shares sold by Optionee in connection with a broker-assisted cashless exercise transaction), without interest, to the Optionee by the Company. No reimbursement shall be made in the event that such Option was exercised pursuant to the provisions of Section 4 hereof. The Company shall be entitled, in its sole discretion, to either place a legend on any certificate for Shares subject to this provision noting the restriction, or the Company may retain the certificates representing such Shares until the expiration of the Forfeiture Period.

8. This Agreement and the option rights granted herein are personal to the Optionee and may not in any manner or respect be assigned or transferred otherwise than by will or the laws of descent and distribution, and are exercisable during the Optionee’s lifetime only by the Optionee or, in the event of Disability, his legal representative.

9. This Agreement shall terminate and be of no further force or effect at the Time of Expiration.

10. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Any invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

11. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective executors, administrators, personal representatives, legal representatives, heirs, and successors in interest.

12. This Agreement may be executed in any number of counterparts, each of which shall be considered an original, and such counterparts shall, together, constitute and be one and the same instrument.

13. The Optionee hereby consents to any withholding actions that the Company deems reasonably necessary to enable the Company to obtain the benefit of an income tax deduction under the Internal Revenue Code of 1986, as amended, and any related state or local income tax laws, in the amount of the difference between the Exercise Price of the Shares and its fair market value on the date of exercise or the lapse of a restriction, as applicable.

IN WITNESS WHEREOF, this Agreement has been executed by the Company and the Optionee as of the date first above written.

COMPANY:

CAPITALSOUTH BANCORP

By:

W. Dan Puckett

Its Chairman and Chief Executive Officer

OPTIONEE:

[L.S.]

Print Name:

EXHIBIT A

FORM OF EXERCISE

Option Type (ISO or NSO); Agreement Date	No. of Shares Exercised	Exercise Date	No. of Shares Surrendered in Payment	Market Value Per Share	No. of Options Remaining	Signature	Acceptance by Company